As filed with the U.S. Securities and Exchange Commission on May 15, 2008

Registration No. __________
UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AUTO SEARCH CARS, INC.
(Exact name of registrant as specified in its charter)

Nevada	5599	26-1919261
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

164 Eleven Levels Rd
Ridgefield, CT 06877
(203) 894-1362

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Business Fillings Incorporated
6100 Neil Rd. Suite 500
Reno, Nevada 89511
(608) 827-5300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Danovitch, Esq.
Jaclyn Amsel, Esq.
Paula Pescaru, Esq.
Gersten Savage LLP
600 Lexington Ave.
New York, NY 10022
Tel: (212) 752-9700

As soon as practicable after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):
Large accelerated filer ☐ Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company) Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount Being Registered(1)	Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, par value $0.0001 per share	76,700	$0.10	$7,670	$0.30

(1)
Represents shares of our common stock being registered for the benefit of the security holders. There are also being registered such indeterminable additional securities as may be issued by reason of stock splits, stock dividends and similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee under Rule 457(c) of the Securities Act of 1933, as amended. The price per share is based upon the last sale price of our common stock to our security holders.

THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. The selling security holders may not distribute or otherwise sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 15, 2008

PRELIMINARY PROSPECTUS

76,700 Shares

of Common Stock of

AUTO SEARCH CARS, INC.

This Prospectus relates to the resale by certain selling security holders of up to 76,700 shares of our common stock, $.0001 par value. The selling security holders may offer and sell their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and, assuming we secure this qualification for quotation, thereafter at $0.10 per share, at prevailing market prices or at privately negotiated prices.

The selling security holders will receive all proceeds from the sale of the shares of our common stock in this offering. We will not receive any proceeds from the sale of the common stock offered through this Prospectus by the selling security holders. We have agreed to bear all expenses, other than transfer taxes of registration, incurred in connection with this offering, but all commissions, selling and other expenses incurred by the selling security holders to underwriters, agents, brokers and dealers will be borne by them. There is no minimum amount of securities which may be sold. There are no underwriting commissions involved in this offering. Selling security holders will pay no offering expenses.

Our common stock is not traded on any public market and, although we intend to apply to have our common stock quoted on the OTC Bulletin Board (through a broker/dealer), we may not be successful in such efforts, and our common stock may never trade in any public market.

An investment in these securities involves a high degree of risk. Please carefully review the section titled “Risk Factors” beginning at page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is   , 2008

TABLE OF CONTENTS

GENERAL	1

SUMMARY INFORMATION	1

RISK FACTORS	3

USE OF PROCEEDS	9

DETERMINATION OF OFFERING PRICE	9

DILUTION	9

SELLING SECURITY HOLDERS	9

PLAN OF DISTRIBUTION	12

DESCRIPTION OF SECURITIES TO BE REGISTERED	15

INTEREST OF NAMED EXPERTS AND COUNSEL	16

BUSINESS	17

DESCRIPTION OF PROPERTY	19

LEGAL PROCEEDINGS	19

FINANCIAL STATEMENTS	20

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	21

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	22

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	23

EXECUTIVE COMPENSATION	24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS	24

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION	24

ADDITIONAL INFORMATION	24

i

GENERAL

As used in this Prospectus, references to “the Company,” “ASC,” “we,” “our,” “ours” and “us” refer to Auto Search Cars, Inc., unless otherwise indicated. In addition, references to “financial statements” are to our financial statements except as the context otherwise requires.

SUMMARY INFORMATION

The following summary highlights some of the information in this Prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors, the financial statements and the notes accompanying the financial statements appearing elsewhere in this Prospectus.

Summary of Corporate Background

Auto Search Cars, Inc. was incorporated in the State of Nevada on February 1, 2008. Our principal executive office is located at 164 Eleven Levels Road, Ridgefield, Connecticut 06877, our telephone number is (203) 894-1362, our facsimile number is (203) 431-6733, and our website address is www.autosearchcars.com.

Our Business

We are a development-stage company with a limited operating history. We intend to be in the business of internet-based vehicle sales and supply of information regarding vehicle services through our website www.autosearchcars.com. We intend to establish our presence on the internet through website development and marketing activities. We plan to establish a user base by allowing free listings for the first six months after our website is operational. We do not expect to generate any revenue until January 2009.

This Offering

Shares of Common Stock, $0.0001 Par Value per Share, Offered by the Selling Security Holders:	76,700 shares

Shares of Common Stock, $0.0001 Par Value per Share, Outstanding Prior to this Offering:	2,076,700 shares

Shares of Common Stock, $0.0001 Par Value per Share, Outstanding after this Offering:	2,076,700 shares

Terms of the Offering:	The selling security holders will determine when and how they will sell the common stock offered pursuant to this Prospectus.

Termination of the Offering:
This offering will conclude when all of the 76,700 shares of common stock have been sold, or when we decide to terminate the registration of those shares. We may also terminate this registration if the resale provision of Rule 144 promulgated under the Securities Act of 1933, as amended, by operation would render registration futile.

Use of Proceeds:
We will not receive any of the proceeds from the sale of shares of common stock by the selling security holders identified in this Prospectus. The selling security holders will receive all net proceeds from the sale of the shares of our common stock offered by this Prospectus.

Risk Factors:
An investment in our common stock is subject to significant risks. You should carefully consider the information set forth in the section titled “Risk Factors” beginning on page 3 as well as other information set forth in this Prospectus, including our financial statements and related notes.

Dividend policy:	We have not paid any dividends on our common stock since our inception, and we do not anticipate the declaration or payment of any dividends at any time in the foreseeable future.

Summary Financial Data

The following unaudited balance sheet summary should be read in conjunction with the financial statements and the notes thereto included elsewhere in this Prospectus and in the information set forth in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As of March 31, 2008
Revenues	$0
Operating Expenses	$1,025
Earnings (Loss)	$(825)
Total Assets	$7,845
Total Liabilities	$1,000
Working Capital	$6,845
Shareholder’s Equity	$7,045

RISK FACTORS

You should carefully consider the risks described below before investing in our common stock. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in the following risk factors actually occur, our business, results of operations and financial condition could be materially adversely affected and you may lose all or a part of your investment.

Risks Related to Our Business

WE MAY NOT BE ABLE TO GENERATE REVENUES AS AN ONLINE VEHICLE-CLASSIFIED BUSINESS.

We expect to generate revenues from online vehicle classified advertising and possibly from the sales of our advertising banner space. If we are unable to obtain subscribers for our online vehicle listings or sell our advertising space, our operations may be materially adversely affected.

THE ONLINE MARKET FOR VEHICLES MAY FAIL TO GROW, WHICH WOULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The online market for vehicles is rapidly developing. As is typical for any rapidly evolving market, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. It is also difficult to predict the market’s future growth rate, if any. If the online market for vehicles fails to develop or develops more slowly than expected or our services do not achieve or sustain market acceptance, our results of operations and financial condition could be materially and adversely affected.

WE ARE IN AN INTENSELY COMPETITIVE MARKET WHICH COULD IMPACT OUR ABILITY TO GAIN MARKET SHARE AND HARM OUR FINANCIAL PERFORMANCE.

The market for providers of used vehicles, including classified advertising, is intensely competitive. Barriers to entry on the internet are relatively low, and we may face competitive pressures from numerous companies. There are a number of websites that offer vehicle listings, including vehicle manufacturers’ own websites and websites containing electronic classified advertisements. In addition, there are numerous websites that offer vehicle information and other content, as well as community offerings, directly to the vehicle-purchasing consumer generally or to targeted audiences such as car collectors. We also face competition from traditional media companies such as newspapers, niche classified publishers and television and radio companies, many of which currently operate websites.

The e-commerce market is rapidly evolving, and competition among e-commerce companies is significant. We cannot assure you that websites maintained by our existing and potential competitors will not be perceived by subscribers, consumers or advertisers as being superior to ours.

OUR BUSINESS IS DEPENDENT ON THE ECONOMIC STRENGTH OF THE AUTOMOTIVE INDUSTRY.

The strength of the automotive industry will significantly impact both the revenues we will derive from subscribers and prospective advertisers. The number of sales of vehicles changes due to national and global economic forces, although the used vehicle market has historically been less affected by such forces than the new vehicle market. Any decrease in vehicle sales could have a material adverse effect on our business, results of operations and financial condition.

BECAUSE OF THE INDUSTRY IN WHICH WE OPERATE, WE MAY BE PARTICULARLY AFFECTED BY GENERAL ECONOMIC CONDITIONS.

Purchases of vehicles are typically discretionary for consumers and may be particularly affected by negative trends in the general economy. The success of our operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions (and perceptions of such conditions by consumers) affecting disposable consumer income (such as employment, wages and salaries, business conditions, interest rates, availability of credit and taxation) for the economy as a whole and in regional and local markets. Any significant deterioration in general economic conditions could have a material adverse effect on us.

WE MAY BECOME SUBJECT TO GENERAL VEHICLE-RELATED LAWS OR VEHICLE BROKERAGE LAWS.

Government and state authorities may take the position that state or federal insurance licensing laws, vehicle financing laws, motor vehicle dealer laws or related consumer protection or product liability laws apply to aspects of our business. If federal or individual states’ regulatory requirements change or requirements are imposed on us, we may be required to modify aspects of our business in those states in a manner that might undermine the attractiveness of our website’s products and services to consumers, automotive vendors or prospective advertisers or require us to terminate operations in that state, either of which could harm our business. Many states have laws that broadly define brokerage activities, and government authorities may take the position that under these laws we are acting as a broker. If this occurs, we may be required to comply with burdensome licensing requirements or terminate our operations in those states. In either case, our business, results of operations and financial condition could be materially and adversely affected.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF WE FAIL TO IMPLEMENT OUR BUSINESS PLAN.

As a development-stage company, we expect to face substantial risks, uncertainties, expenses and difficulties. We were formed in Nevada on February 1, 2008, and to date do not have a demonstrable operations record upon which you can evaluate our business and prospects.

As a result of our lack of operating history, you cannot evaluate our business, and therefore our future prospects. To date, our business development activities have consisted of organizational, development and initial operating activities. In addition, there is no guarantee that our business operations will be profitable even if we are able to implement our business plan.

WE WILL REQUIRE ADDITIONAL CAPITAL TO COMPLETE THE DEVELOPMENT OF OUR WEBSITE AND OUR BUSINESS PLAN, WHICH MAY NOT BE AVAILABLE ON TERMS ACCEPTABLE TO US, OR AT ALL.

We will require additional capital to complete the development and marketing of our website and our business plan. We may also encounter unforeseen costs that could also require us to seek additional capital. Unless we begin to generate sufficient revenues to finance operations or raise additional capital as a going concern within the next 12 months, we will experience liquidity and solvency problems. To date, we have funded our operations from the initial sale of stock to a limited number of investors, from which we raised $7,670.

Accordingly, we expect to seek to raise additional capital in the form of debt and/or equity financing. An inability to obtain such funding would prevent us from implementing our business plan. We have not yet identified the sources for the additional financing we require and we do not have commitments from any third parties to provide this financing. We may not succeed in raising the necessary capital or in negotiating and obtaining initial (or, even if we receive initial and additional) and acceptable financing. Our ability to obtain additional capital will also depend on market conditions, the national economy and other factors beyond our control. The terms of any future debt or equity funding that we are able to obtain may be unfavorable to us and to our security holders.

WE HAVE LIMITED EXPERIENCE IN THE E-COMMERCE INDUSTRY, WHICH INCREASES THE RISK OF OUR INABILITY TO BUILD A SUCCESSFUL BUSINESS.

Our management has limited experience in the e-commerce industry and in constructing or operating a web-based business. We are presently, and will likely continue to be for some time, able to rely only upon our sole executive officer and director, Jonathan J. Martin, for assistance in executing our business plan. While Mr. Martin has 10 years of experience in business generally, he has limited experience in organizing and building a web-based business.

OUR CONSULTANTS MAY BE UNABLE TO COMPLETE THEIR WORK WITHIN THE TIME AND FINANCIAL PARAMETERS WE ESTABLISH.

We will be dependent on consultants to develop our website in a timely manner and within a specified budget. If our consultants are unable to fulfill their work in the parameters we establish, our business may be materially harmed.

OUR INDEPENDENT ACCOUNTANTS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our business condition, as indicated in our independent accountant’s audit report, raises substantial doubt as to our ability to continue as a going concern. To date, we have completed only part of our business plan and we can provide no assurance that we will be able to generate enough revenue to achieve profitability. It is not possible at this time for us to predict with any assurance the potential success of our business.

Risks Related to Our Common Stock

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SECURITY HOLDERS.

We may have to raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such issuances will cause security holders’ interests in our company to be diluted, which will negatively affect the value of your shares.

BECAUSE OUR SOLE OFFICER AND DIRECTOR OWNS 96.3% OF OUR OUTSTANDING COMMON STOCK, HE CURRENTLY MAKES AND WILL CONTINUE TO MAKE CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SECURITY HOLDERS.

Our sole officer and director owns approximately 96.3% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election or defeat of election of directors, mergers, consolidations or the sale of all or substantially all of our assets and other corporate transactions, change in control, amendments to our articles of incorporation and/or bylaws, and as to the outcome of any other matters submitted to our security holders for a vote. The interests of our sole officer and director may differ from the interests of our other security holders and thus result in corporate decisions that are disadvantageous to other security holders.

CURRENTLY, THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK, AND THERE CAN BE NO ASSURANCE THAT ANY PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING. FURTHER, EVEN IF QUOTED, IT IS LIKELY TO BE SUBJECT TO SIGNIFICANT PRICE FLUCTUATIONS.

Currently, our common stock is not listed on any public market, exchange, or quoted on any quotation system. Although we are taking steps to have our common stock publicly traded, a market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the OTC Bulletin Board upon the effectiveness of the Registration Statement of which this Prospectus forms a part. However, our common stock may never be quoted on the OTC Bulletin Board, or, even if quoted, a public market may not materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable security holders to sell their stock. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased, rendering their shares effectively worthless and resulting in a complete loss of their investment.

We intend to identify a market maker to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTC Bulletin Board upon the effectiveness of the Registration Statement of which this Prospectus forms a part. There can be no assurance as to whether such market maker’s application will be accepted by FINRA. If the application is accepted, there can be no assurances as to whether any market for our shares will develop or the prices at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

ANY TRADING MARKET THAT MAY DEVELOP MAY BE RESTRICTED BY VIRTUE OF STATE SECURITIES “BLUE SKY” LAWS WHICH PROHIBIT TRADING ABSENT COMPLIANCE WITH INDIVIDUAL STATE LAWS. THESE RESTRICTIONS MAY MAKE IT DIFFICULT OR IMPOSSIBLE FOR OUR SECURITY HOLDERS TO SELL SHARES OF OUR COMMON STOCK IN THOSE STATES.

There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities regulations and laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state Blue Sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock.

We currently do not intend to and may not be able to qualify our securities for resale by our selling security holders in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our security holders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

BECAUSE WE WILL BE SUBJECT TO THE “PENNY STOCK” RULES ONCE OUR SHARES ARE QUOTED ON THE OTC BULLETIN BOARD, THE LEVEL OF TRADING ACTIVITY IN OUR COMMON STOCK MAY BE REDUCED.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

IN THE EVENT THAT A PUBLIC MARKET DEVELOPS, THE PRICE OF OUR COMMON STOCK IS SUBJECT TO SIGNIFICANT PRICE FLUCTUATIONS.

Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which our common stock trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock.

WE DO NOT EXPECT TO PAY DIVIDENDS TO HOLDERS OF OUR COMMON STOCK IN THE FORESEEABLE FUTURE. AS A RESULT, HOLDERS OF OUR COMMON STOCK MUST RELY ON STOCK APPRECIATION FOR ANY RETURN ON THEIR INVESTMENT.

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution. We have not declared any dividends since our inception, and we do not plan to declare any dividends in the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

USE OF PROCEEDS

The selling security holders will receive all proceeds from the sale of the shares of our common stock in this offering. We will not receive any proceeds from the sale of the shares of our common stock offered pursuant to this Prospectus by the selling security holders. We will bear all expenses other than transfer taxes of registration incurred in connection with this offering, but all commissions, selling and other expenses incurred by the selling security holders to underwriters, agents, brokers and dealers will be borne by them.

DETERMINATION OF OFFERING PRICE

There is no established public market for the common equity being registered. All of our outstanding shares held by non-affiliates were issued at $0.10 per share. The selling security holders may, from time to time, offer to sell, or sell all or a portion of, their shares of common stock being offered in this Prospectus at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and, assuming we secure this qualification for quotation, thereafter at $0.10 per share, at prevailing market prices at the time of sale, or at privately negotiated prices. See “Plan of Distribution” for additional information.

DILUTION

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing security holders as a result of the offering by the selling security holders.

SELLING SECURITY HOLDERS

We are registering an aggregate of 76,700 shares of common stock for resale by the selling security holders listed in the table below.

All expenses incurred with respect to the registration of the common stock will be bared by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling security holders in connection with the sale of such shares.

The following tables set forth information with respect to the maximum number of shares of common stock beneficially owned by the selling security holders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this Prospectus. All information contained in the table below is based upon information provided to us by the selling security holders and we have not independently verified this information. The selling security holders are not making any representation that any shares covered by this Prospectus will be offered for sale. The selling security holders may from time to time offer and sell pursuant to this Prospectus any or all of the common stock being registered.

Except as indicated in the notes to the table below, none of the selling security holders held any position or office with us, nor are any of the selling security holders associates or affiliates of any of our officers or directors. Except as indicated below, no selling security holder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. Except as indicated below, no selling security holder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with the Securities and Exchange Commission rules, and includes investment power with respect to shares and shares owned pursuant to warrants or options exercisable within 60 days.

The percentages of shares beneficially owned are based on 2,076,700 shares of our common stock issued and outstanding as of May 13, 2008, on a fully diluted basis.

We may require the selling security holders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related Registration Statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Selling Stockholder	Number of Shares Beneficially Owners Prior to the Offering	Percentage of Shares Owned Before Offering	Number of Shares Being Offered by the Selling Stockholders(1)	Number of Shares to be Beneficially Owned after the Offering, Assuming All Shares Sold	Percentage of Shares to be Beneficially Owned after the Offering, Assuming All Shares Sold
Bernard Ettinger	500	*	500	0	0%
Ann Ettinger	500	*	500	0	0%
Fred Schulman	1,000	*	1,000	0	0%
Lois Schulman	500	*	500	0	0%
Daniel Beyer	500	*	500	0	0%
Kelly Connors-Lee	500	*	500	0	0%
James Lee	500	*	500	0	0%
Vanishing Debt, LLC(2)	500	*	500	0	0%
Jay W. Martin DDS, P.C.(3)	500	*	500	0	0%
Sharron Manna	500	*	500	0	0%
Diane Braaten	500	*	500	0	0%
Joe Ruiz	1,000	*	1,000	0	0%
Anthony Lopez	1,000	*	1,000	0	0%
Patricia King	100	*	100	0	0%
Paulette Munce	100	*	100	0	0%
Cristal Bridgeforth	100	*	100	0	0%
Marry Ciarcia	100	*	100	0	0%
Alexandra Ebling	100	*	100	0	0%
Jenna Lipkin	100	*	100	0	0%
Diana Sears	100	*	100	0	0%
Thomas Choi	200	*	200	0	0%
Kara Henneman	200	*	200	0	0%
Lance Sobelman	200	*	200	0	0%
Michael Lee	200	*	200	0	0%
Della D’Arcangelo	300	*	300	0	0%
Rocco D’Arcangelo	300	*	300	0	0%
Saverio D’Arcangelo	300	*	300	0	0%
Carol D’Arcangelo	300	*	300	0	0%
Ronald Obrien	300	*	300	0	0%
Manuel Sari	300	*	300	0	0%
Valerie Tignini	300	*	300	0	0%
Ashley Elis	400	*	400	0	0%
John Kennedy	2,000	*	2,000	0	0%
Lorinda Kennedy	2,000	*	2,000	0	0%
Theresa Cleary	2,000	*	2,000	0	0%
John McAuley	2,000	*	2,000	0	0%
Gary Feola	2,500	*	2,500	0	0%
The Builders Edge, LLC(4)	4,000	*	4,000	0	0%
Robert Kennedy	50,000	*	50,000	0	0%
Zindle Zelmanovitch	200	*	200	0	0%
TOTAL	76,700		76,700	0	0%

*	Indicates less than 1%.

(1)
Unless otherwise indicated, the selling security holders have sole voting and investment power with respect to their shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling security holders.

(2)	Vanishing Debt, LLC is owned by Vanessa Han, who exercises sole voting power over the 500 shares of our common stock.

(3)	Jay W. Martin DDS, P.C. is owned by Jay W. Martin, the father of our sole officer and director, Jonathan J. Martin. Jay W. Martin exercises sole voting power over the 500 shares of our common stock.

(4)	The Builders Edge, LLC is owned by Sherry Kennedy, who exercises sole voting power over the 4,000 shares of our common stock.

PLAN OF DISTRIBUTION

The selling security holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this Prospectus;

•	broker-dealers may agree with the Selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this Prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this Prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this Prospectus.

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. The selling security holders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

The selling security holders are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling security holders. The anti-manipulation rules under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

Penny Stock Considerations

SEC Rule 15g-9, establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure is also required to be made about the risks of investing in penny stock in both public offerings and in secondary trading, and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, security holders may find it difficult to dispose of our shares.

State Securities - Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities regulations or laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state Blue-Sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the shares of our common stock for an indefinite period of time.

Selling security holders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to sellers and/or purchasers of our shares of common stock.

We intend to apply for listing in Mergent, Inc. Securities Manual which, once published, will provide us with “manual” exemptions (as described below) in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling security holders under this Prospectus. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after the Registration Statement, of which this Prospectus forms a part, is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify our common stock for resale in other states which require shares to be qualified before they can be resold by our security holders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling security holder will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the associated rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders. We will make copies of this Prospectus available to the selling security holders and will inform them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this Prospectus or any related Prospectus supplement.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We are authorized to issue 74,000,000 shares of common stock at a par value of $0.0001 per share and 1,000,000 shares of undesignated preferred stock at a par value of $0.0001 per share.

Common Stock

We are authorized to issue 74,000,000 shares of common stock. As of May 13, 2008 we had 2,076,700 shares outstanding.

The holders of our common stock, including the shares issued in this offering, are entitled to equal dividends and distributions, per share, on the common stock when, as and if declared by our Board of Directors from funds legally available for that purpose. No holder of shares of our common stock has a pre-emptive right to subscribe for any securities nor are any common shares subject to redemption or convertible into other securities. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred security holders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote on the election of any director or any other matter upon which security holders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Dividend Policy

The payment by us of dividends, if any, in the future is within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future. We intend to retain all earnings, if any, for use in our business.

Undesignated Preferred

We are also authorized to issue 1,000,000 shares of undesignated preferred stock. Pursuant to our Articles of Incorporation, our Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The Board of Directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each series. Documents so filed are matters of public record and may be examined according to procedures of the Nevada Secretary of State, or copies may be obtained from us. Our Board of Directors has not designated any series or issued any shares of preferred stock at this time.

The ability of directors, without security holder approval, to issue additional shares of preferred stock could be used as an anti-takeover measure. Anti-takeover measures may result in you receiving less compensation for your stock.

The issuance of preferred stock creates additional securities with dividend and liquidation preferences over common stock, and may have the effect of delaying or preventing a change in control without further security holder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

Market for Securities

There is currently no public trading market for our common stock. We intend to apply for quotation of our common stock on the OTC Bulletin Board.

Equity Compensation Plan Information

We have no plans for establishing an equity compensation plan, but reserve the right to do so in the future.

We currently do not have any equity compensation plans or securities authorized for issuance under equity compensation plans.

Warrants and Options

As of the date of this Prospectus there are no outstanding options or warrants to purchase, or other instruments convertible into, our common stock.

Holders

As of the date of this Prospectus, we have 2,076,700 shares of common stock issued and outstanding, which are held by 41 security holders of record.

Transfer Agent

The transfer agent for our common stock is Island Stock Transfer, located at 100 Second Avenue South, Suite 104N, Street, Petersburg, Florida 33701.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus which prepared or certified any part of this Prospectus or provided an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in us, nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

BUSINESS

Corporate History

We were incorporated on February 1, 2008, under the laws of the State of Nevada. We acquired our operating business in a transaction in which we exchanged 2,000,000 shares of common stock for an assignment of 100% of the ownership interest in the domain www.autosearchcars.com held by Jonathan J. Martin, our sole officer and director.

As of the date hereof, we have had only undertaken limited start-up operations and have not generated any significant revenues. We require additional funding to implement our business plan and continue operations for the next 12 months. We intend to obtain this funding through debt and/or equity financings.

Our executive offices are located at 164 Eleven Levels Road, Ridgefield, Connecticut 06877.

Our fiscal year end is December 31.

Business

Our principal business objective is developing a web-based e-commerce site designed to be a price leader in the online vehicle sales and service market. Inclusive in our business plan is to develop our website as a platform to provide information, not just for the sale of vehicles but also for information such as vehicle financing and warranties. We intend to create a marketplace that is local, regional and national in nature. By providing such a marketplace, we intend to bring vehicle sellers and other industry participants, such as vendors of automotive services and advertisers, together with consumers actively engaged in a search for a vehicle or vehicle related products.

Since our inception, we have been engaged in business activities, including the launch of our preliminary non-operational website, website development, market research, developing our economic models and financial forecasts, performing due diligence regarding e-commerce marketing and identifying future sources of capital.

We are developing an online vehicle sales and service website. We intend to launch our operational website in June 2008. Autosearchcars.com will be a price leader in online vehicle sales, offering a web site and services comparable to the market leaders but for only $9.95 per listing, as compared to an average of $19.00 to $69.00 charged by market leaders such as Autotrader.com. We intend to offer free listings on our website for three to six months after its official launch, as an incentive for consumers to use our products.

We will implement a full set of features including geographic search criteria, pictures and make/model search options.

Almost all online vehicle sales sites use some form of a tiered pricing system whereby users are offered different pricing for different levels of memberships. For example, Autotrader.com uses a tier system offering options such as: Online Ad, Magazine Ad, Run ‘till It Sells, 18 Online Photos, 1 Magazine Photo and Thumbnail Photo at costs ranging from $19.00 to $69.00, depending on the selected services. We will offer all of these services excluding the magazine advertising for $9.95 per month.

Revenue Generation

The primary revenue sources of most classified advertising websites are fees derived from consumer classified advertising. Average classified advertising fees have been slowly increasing in the industry and most commonly range from $19.00 to $69.00, while some small sites attempting to be price leaders may be as low as $15.00 per month. We believe we will be competitive from both a price and feature standpoint, offering all options for only $9.95 per classified advertisement. In order to build a significant membership base, we will offer our products at no cost for our first six months of operation. After this grace period, we will implement paid listings and intend to convert a large percentage of existing users to paid listings.

We intend to also generate advertising revenues by selling our banner space to industry participants interested in marketing their services to our consumer audience. Our ability to generate advertising revenues will be dependent largely on the number of members who will use our website, the number of page views they generate and the number of times potential clients reuse our service.

Marketing

Initial marketing efforts will be geared toward raising awareness of www.autosearchcars.com and our free membership period. This will primarily be accomplished by our issuance of press releases and other attempts to garner traffic generation to the website. We will also undertake other web-oriented marketing efforts such as marketing partnerships and affiliate arrangements.

Competitive Business Conditions

Our primary competition is from vehicle manufacturers’ own websites and websites containing electronic classified advertisements. There are between 20 to 30 major online vehicle classified advertising sites, and several hundred sites overall. We will be one of the newest and smallest sites in the industry. Presently the market is quite segmented with Autotrader.com and Yahoo.com, being widely considered the industry leaders. Autotrader.com claims more than 3,000,000 listings at any one time. Achieving critical mass with respect to market share is crucial for our business. Competitors, such as Autotrader.com and Yahoo.com, which already have an established market share, will be in a better competitive position than us. Management believes it can offset any such competitive disadvantages by being a price leader in the marketplace, first through free listings, and thereafter through more competitively priced listings.

Number of Total Employees and Number of Full Time Employees

We are currently in the development stage. During this development period, we plan to rely exclusively on the services of Jonathan J. Martin, our sole officer and director, to establish business operations and perform or supervise the minimal services our business requires at this time. We believe that Mr. Martin is capable of handling our initial operations, which are primarily administrative at this time. There are no other full or part-time employees.

Employment Agreements

We do not have an employment agreement in place with Mr. Martin, our sole officer, and do not anticipate to enter into any employment agreements in the foreseeable future.

 Significant Employees

We have no significant employees other than Mr. Martin.

Board Committees

As of the date hereof, we have not established any Board committees.

Directors

The minimum number of directors we are authorized to have is one and the maximum is eight. In no event may we have less than one director. Although we anticipate appointing additional directors in the future, as of the date hereof we have not identified such individuals.

DESCRIPTION OF PROPERTY

Our executive office is currently located in the residence of Mr. Martin, who provides the space to us at no charge. The address of our executive office is 164 Eleven Levels Road, Ridgefield, Connecticut 06877. We do not own or lease interests in any property.

We do not intend to renovate, improve, or develop any real property. We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

There are no pending, nor to our knowledge threatened, legal proceedings against us.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Auto Search Cars, Inc

We have audited the accompanying balance sheet of Auto Search Cars, Inc. (a Development Stage Company) (the “Company”) as of March 31, 2008, and the related statement of operations, stockholders’ equity, and cash flows for the period from February 01, 2008 (inception) to March 31, 2008. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2008, and the results of its operations and its cash flows for the period from February 01, 2008 (inception) to March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

April 28, 2008
New York, NY

AUTO SEARCH CARS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF MARCH 31, 2008

ASSETS
Current Assets
Cash and cash equivalents	$7,845
Total Current Assets	7,845

Other Assets
Organization costs	200
$8,045

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilites
Loan from director	$1,000
Total Current Liabilities	1,000

Stockholders' Equity
Preferred Stock, $.0001 par value, 1,000,000 shares authorized,
none issued	-

Common stock, $.0001par value, 74,000,000 shares authorized,
2,076,700 shares issued and outstanding	208

Additional paid-in capital	7,662
Accumulated deficit during development stage	(825)
Total Stockholders' Equity	7,045

$8,045

SEE NOTES TO FINANCIAL STATEMENTS

AUTO SEARCH CARS, INC.
(DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
PERIOD FROM FEBRUARY 01, 2008 (INCEPTION) TO MARCH 31, 2008

Revenues	$-

General and administrative expenses	1,025

Net loss from operations	(1,025)
Other income	200

Net loss	$(825)

The above amounts represent all cost incurred from inception during the development stage

SEE NOTES TO FINANCIAL STATEMENTS

AUTO SEARCH CARS, INC.
(DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
PERIOD FROM FEBRUARY 01, 2008 (INCEPTION) TO MARCH 31, 2008

	Common stock		Additional	Accumulated	Total Stockholders
	Shares	Amount	Paid-in capital	deficit	Equity
Common
shares issued
for services	2,000,000	200	$-	$-	$200

Insurance of
common stock
for cash at
.0001	76,700	$8	7,662	-	7,670

Net loss				(825)	(825)

Balance as of
March 31, 2008	2,076,700	$208	$7,662	$(825)	$7,045

SEE NOTES TO FINANCIAL STATEMENTS

AUTO SEARCH CARS, INC.
(DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
PERIOD FROM FEBRUARY 01, 2008 (INCEPTION) TO MARCH 31, 2008

Cash flows from operating activities
Net loss	$(825)
Net cash used in operating activities	(825)

Cash flows from financing activities
Proceeds from sales of common stock	7,670
Loan from director	1,000
Net cash provided by financing activities	8,670

Net increase in cash	7,845

Cash at beginning of period	-

Cash at end of period	$7,845

Supplemental disclosures of cash flow information:
Interest paid	$-

Income taxes paid	$-

Other non-cash transactions:
200 shares of common stock issued for services.

The above amounts represent all cash flows from inception during the development stage

SEE NOTES TO FINANCIAL STATEMENTS

AUTO SEARCH CARS, INC.
(DEVELOPMENT STAGE COMPANY)
WEIGHTED AVERAGE SHARES
3/31/2008

		Accumulated		Month		Weighted
Date	Shares	Shares		Outstanding		Average

2/1/2008	2,000,000	2,000,000	times	0.5	1,000,000
2/15/2008	11,800	2,011,800	times	1	2,011,800
3/15/2008	64,900	2,076,700	times	0.5	1,038,350
3/31/2008	-	2,076,700	times	0	-
				2	4,050,150	2,025,075

SEE NOTES TO FINANCIAL STATEMENTS

Note 1 - Nature of Business and Summary of Significant Accounting Policies

Organization

Auto Search Cars, Inc. (A Development Stage Company) (the “Company”) was incorporated on February 1, 2008 (Date of Inception) under the laws of the State of Nevada. In February 2008, the Company acquired its website, from its sole officer and director.

Nature of Operations

The Company is developing its website and marketplace for buyers and sellers of vehicles and for consumers seeking information regarding automotive services, such as financing and warranties. The Company intends that its website will become database of vehicle information to create a marketplace that is local, regional and national in nature. By providing this marketplace, the Company intends to bring automobile sellers and other industry participants, such as vendors of automotive services and advertisers, together with consumers actively engaged in a search for a vehicle or vehicle related services.

The Company’s business model is built on multiple anticipated revenue streams including online consumer classified listings and banner advertising by industry participants interested in marketing their services to our consumer audience.

The Company is considered to be a development stage company. The statements of operations and cash flows include all expenditures from the date of commencement of the development stage (February 1, 2008 to March 31, 2008).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Revenue Recognition

The Company’s revenues are anticipated to be derived from multiple sources. Revenue sources include fees derived from consumer placed classified advertisements as well as banner advertising. Revenues from these services will be recognized ratably over the period in which the service is provided. Advertising revenues are anticipated to be generated from short-term contracts in which the Company typically guarantees for a fixed fee. These revenues are recognized ratably over the term of the agreement, provided that the amount recognized does not exceed the amount that would be recognized based upon actual impressions delivered.

Web Site Development Costs

Web site development costs for the period ended March 31, 2008 were not significant, and were paid by the Company’s founder, Jonathan J. Martin. The Company issued him 2,000,000 shares of common stock at a value of $0.0001 or $200, for the founder’s business plan, business concept, and website.

Advertising Costs

Advertising costs will be expensed as incurred; however there were no advertising costs included in general and administrative expenses as of March 31, 2008.

Loan from Director

On February 15, 2008, Auto Search Cars, Inc. received a loan for the amount of $1,000 dollars from its founder and sole director for audit related costs. The $ 1,000 bears no interest and is due on demand.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2008. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash. Fair values were assumed to approximate carrying values for cash because they are short term in nature and their carrying amounts approximate fair values.

Earnings per Share

The Company follows Statement of Financial Accounting Standards No. 128. “Earnings Per Share” (“SFAS No. 128”). Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti- dilutive they are not considered in the computation.

Income Taxes

The Company follows Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent Pronouncements

On September 15, 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 157 “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective as of the beginning of the first fiscal year beginning after November 15, 2007. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

On February 15, 2007, the FASB issued FASB Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities: Including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits all entities to elect to measure many financial instruments and certain other items at fair value with changes in fair value reported in earnings. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007, with earlier adoption permitted. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

In June 2007, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-3 “Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities” (“EITF Issue No. 07-3”) which is effective for fiscal years beginning after December 15, 2007. EITF Issue No. 07-3 requires that nonrefundable advance payments for future research and development activities be deferred and capitalized. Such amounts will be recognized as an expense as the goods are delivered or the related services are performed. The Company does not expect the adoption of EITF Issue No. 07-3 to have a material impact on the financial results of the Company.

Note 2 - Stockholder’s Equity

The Company is authorized to issue 1,000,000 shares of preferred stock at $0.0001 par value and 74,000,000 shares of common stock at $0.0001 par value.

In February 2008, the Company issued to its founder and sole director 2,000,000 shares of its $0.0001 par value common stock at a price of $0.0001 per share for a total amount raised of $200 in exchange for the founding officers business plan, business concept, and website. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration “transactions by an issuer not involving any public offering.”

During February and March 2008 the company’s founder and sole director sold 76,700 shares of its $0.0001 par value common stock at a price of $0.10 per share for a total amount of $7,670.

There have been no other issuances of common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with our financial statements and the notes thereto which appear elsewhere in this Prospectus. The results shown herein are not necessarily indicative of the results to be expected for any future periods.

This discussion contains forward-looking statements, based on current expectations. All statements regarding future events, our future financial performance and operating results, our business strategy and our financing plans are forward-looking statements and involve risks and uncertainties. In many cases, you can identify forward-looking statements by terminology, such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or the negative of such terms and other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause our actual results and the timing of events to differ materially from those projected in any forward-looking statements. In evaluating these statements, you should specifically consider various factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Prospectus.

Summary of Business

Our principal business objective is developing a web-based e-commerce site designed to be a price leader in the online auto sales market.

Since our inception, we have been engaged in business planning activities, including the launch of our preliminary non-operational website, website development, market research, developing our economic models and financial forecasts, performing due diligence regarding e-Commerce marketing and identifying future sources of capital.

We are developing an online vehicle sales website, autosearchcars.com. We have launched our website but do not expect it to be fully operational until June 2008. We intend to make autosearchcars.com a price leader in online vehicle sales, offering a web site and services comparable to the market leaders but for only $9.95 per listing, as compared to an average of $19.00 to $69.00 charged by market leaders such as Autotrader.com. We intend to offer free listings on our website for three to six months after its official launch, as an incentive for consumers to use our products.

We will implement a full set of features including geographic search criteria, pictures and make/model search options.

Plan of Operations

We plan to establish a user base by allowing free listings for the first six months after our website is operational, which we anticipate to be on or about June 2008. We do not expect to generate any revenue until January 2009.

As of the date of this Prospectus, we have taken the following steps to implement our business plan:

•	Development of our business plan;

•	Obtaining capital through sales of shares of common stock;

•	The acquisition of the URL www.autosearchcars.com; and

•	Development of our website which we expect to be the application whereby we will disseminate information on our service.

We intend to implement a marketing plan as well.

Liquidity and Capital Resources

We are a development stage company with no operating history. We have not generated any revenues. Accordingly, there is no operating history by which to evaluate the likelihood of our success or our ability to exist as a going concern. We may not be able to generate sufficient revenues to become profitable. In addition, we may not secure the funding necessary to complete developing and marketing. We have no agreements, commitments or understandings to secure this funding.

From our inception on February 1, 2008 to March 31, 2008, we did not generate any significant revenues and have not incurred any losses. We believe that the $7,670 in funds we received from the sale of our common stock to the selling security holders will not be sufficient to finance our efforts to become fully operational and carry us through the next twelve (12) months, and as a result, will require additional capital. We anticipate obtaining additional funding through debt and/or equity financings.

From our inception to March 31, 2008 our business operations have primarily been focused on developing our website as well as a marketing strategy and conducting market research and competitive analysis. We have researched, and will continue to research, numerous programs and user interfaces that may increase traffic to our website and make our website more user-friendly. We have also dedicated time to the preparation of the Registration Statement of which this Prospectus forms a part.

Since our inception, we have financed our operations through a loan from our founder and the sale of our common stock to the selling security holders named herein.

We have not to date, and do not expect to incur research and development costs.

We do not currently own any significant plant or equipment that we will seek to sell in the near future.

We do not anticipate the need to hire employees over the next 12 months, with the possible exception of secretarial support should our business grow and necessitate such expenditure. Currently, we believe the services provided by our officer and director is sufficient at this time. We believe that our operations are currently on a small scale that is manageable by one individual.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had changes in or disagreements with accountants on accounting and financial disclosure. Bernstein & Pinchuk LLP has served as our accounting firm since our inception.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Name	Age	Position
Jonathan J. Martin	30	President, Principal Executive Officer, Principal Financial Officer and Chairman

Mr. Martin has served as our President, Principal Executive Officer, Principal Financial Officer and Chairman since our inception on February 1, 2008. Mr. Martin has over ten years of experience in the entrepreneurial world including export and financial related transactions. Since January 2008, Mr. Martin has served as associate legal counsel for a Connecticut based finance firm. From January 2007, through December 2007, Mr. Martin worked with East Coast Venture Capital, Inc., a company which specializes in small business investments. During 2005, Mr. Martin served as a developer representative at Skyline Equities Reality, a real estate developer based in Miami, Florida. From 2003 to 2006, Mr. Martin served as a consultant for international corporations in Miami, Florida including Intimade SA, a Mexican based apparel company. From 2001 to 2003, Mr. Martin served as an equity trader with the New York based Broadway Trading. Mr. Martin received his BS in Finance from the University of Miami and his JD from Florida International University.

Board of Directors

Directors on our Board of Directors are elected for one-year terms and serve until the next annual security holders’ meeting or until their death, resignation, retirement, removal, disqualification, or until a successor has been elected and qualified. All officers are appointed annually by the Board of Directors and serve at the discretion of the Board. Currently, directors receive no compensation for their services on our Board.

All directors will be reimbursed by us for any accountable expenses incurred in attending directors meetings provided that we have the resources to pay these fees. We will consider applying for officers and directors liability insurance at such time when we have the resources to do so.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our Board of Directors intends to establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will review and recommend compensation arrangements for the officers and employees. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. We believe that we will need a minimum of three independent directors to have effective committee systems.

Director Independence

Our determination of independence of directors is made using the definition of “independent director” contained under NASDAQ Marketplace Rule 4200(a)(15), even though such definitions do not currently apply to us because we are not listed on NASDAQ. The Chairman of our Board of Directors and our sole officer, Jonathan J. Martin, is our President and Principal Executive Officer and Principal Financial Officer and therefore is not “independent” under this rule.

EXECUTIVE COMPENSATION

There has been no cash or non-cash compensation awarded to, earned by or paid to our sole officer and director. We do not intend to pay salaries in the next twelve months. We do not currently have a stock option plan, non-equity incentive plan or pension plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our capital stock as of the date hereof by (i) each person whom we know to beneficially own more than five percent of any class of our common stock, and (ii) our sole director and sole executive officer. The individual listed below has sole voting and investment power with respect to the shares beneficially owned.

As of May 13, 2008, we had 2,076,700 shares of common stock outstanding which are held by 41 security holders. The chart below sets forth the ownership of our common stock, or claimed ownership, of certain individuals.

Title of Class	Name and Address of Beneficial Owner	Amount of Shares Beneficially Owned	Percent of Class*
Common Stock	Jonathan Martin (1) 164 Eleven Levels Road, Ridgefield Connecticut 06877	2,000,000	96.30%
Common Stock	Officers and Directors as a Group (1 person)	2,000,000	96.30%

*	The percent of class is based on 2,076,700 shares of common stock issued and outstanding as of May 13, 2008.

(1)	Mr. Martin serves as our President, Principal Executive Officer, Principal Financial Officer and Chairman.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

At our inception, our sole officer and director contributed 100% of his interests in the domain www.autosearchcars.com, his business plan and concept in exchange for 2,000,000 shares of our common stock.

On February 15, 2008 our sole officer and director loaned us $1,000 for audit-related costs. The loan bears no interest and is due on demand.

We have not undertaken any other transactions with related persons, promoters and control persons.

There are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on our behalf.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the Commission’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement under the Securities Act of 1933, as amended, with respect to the offer and sale of shares of common stock pursuant to this Prospectus. This Prospectus, filed as a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules thereto in accordance with the rules and regulations of the Commission and no reference is hereby made to such omitted information. Statements made in this Prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement are summaries of the terms of such contracts, agreements or documents and are not necessarily complete. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference.

The Registration Statement and the exhibits and schedules thereto filed with the Commission may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at its principal office at the Commission’s Public Reference Room, 100 F. Street, N.E., Washington, D.C. 20549. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

As of the effectiveness of our Registration Statement, we will be required to file periodic and current reports with the Commission pursuant to Section 13 or 15 of the Securities Exchange Act of 1934, as amended. Each filing we make with the Commission is immediately available to the public for inspection and copying at the Commission’s Public Reference Room and the web site of the Commission referred to above or by calling the Commission at 1-800-SEC-0330.

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Auto Search Cars, Inc.
164 Eleven Levels Road
Ridgefield, CT 06877
(203) 894-1362

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information incorporated by reference or contained in this Prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This Prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this Prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this Prospectus.

AUTO SEARCH CARS, INC.

76,700 SHARES
OF
COMMON STOCK

PROSPECTUS

May _______, 2008

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$0.30
Transfer Agent Fees*	$100.00
Accounting fees and expenses*	$7,500.00
Legal fees and expenses**	$39,899.70
Edgar filing, printing and engraving fees*	$2,500.00
TOTAL	$50,000.00
*Indicates expenses that have been estimated for filing purposes.
**These fees are being deferred by our law firm, until such time as we have sufficient resources.

All amounts are estimates other than the Securities and Exchange Commission’s registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling security holders. The selling security holders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

The Nevada Revised Statutes (“NRS”)

Under Nevada law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	Is not liable pursuant to NRS 78.138; or

(b)
Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.1.38 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Under our Articles of Incorporation and Bylaws, we shall indemnify any individual made a party to a proceeding because he is or was an officer, director, employee or agent of the corporation against liability incurred in the proceeding, all pursuant to and consistent with the provisions of NRS 78.751, as amended from time to time.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final deposition of the action, suit or proceeding, but only after receipt by the corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification permitted herein is intended to be to the fullest extent permissible under the laws of the State of Nevada, and any amendments thereto.

The Company’s Bylaws

Article 6 of our Bylaws provides that subject to the provisions of the Nevada Corporation Law, we shall indemnify our officers and directors against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us, if it is determined by the Board that such person acted in good faith and in a manner which he reasonably believed was in our best interest.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

From February to March 2008, we issued 76,700 shares of common stock to 40 individuals and entities at a price of $0.10 per share, in one offering for total proceeds of $7,670. These security holders had an opportunity to ask questions of and receive answers from our executive officers and were provided with access to our documents and records in order to verify the information provided.

The foregoing issuances of securities were effected in reliance upon Rule 506 of Regulation D promulgated under the Act.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate
5.1	Legal Opinion of Gersten Savage LLP
10.1	Form of Subscription Agreement
23.1	Consent of Bernstein & Pinchuk LLP, Chartered Accountants
23.2	Consent of Gersten Savage LLP (Reference is made to Exhibit 5.1)

Item 17.  Undertaking

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any Prospectus required by of the Securities Act of 1933;

ii.
To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Ridgefield Connecticut, on May 15, 2008.

AUTO SEARCH CARS, INC.

By:	/s/ Jonathan J. Martin
Jonathan J. Maritin President, Principal Executive Officer, Principal Financial Officer, Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

May 15, 2008

By:	/s/ Jonathan J. Martin
Jonathan J. Maritin President, Principal Executive Officer, Principal Financial Officer, Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate
5.1	Legal Opinion of Gersten Savage LLP
10.1	Form of Subscription Agreement
23.1	Consent of Bernstein & Pinchuk LLP, Chartered Accountants
23.2	Consent of Gersten Savage LLP (Reference is made to Exhibit 5.1)